INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-50065 of Interchange Financial Services Corporation on Form S-4 of our report dated January 21, 1998, appearing in the Annual Report on Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus, which is part of this Registration Statement.

Deloitte & Touche, LLP

Parsippany, New Jersey
April 27, 1998